UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2009 (April 1, 2009)

QNECTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective April 1, 2009 Qnective, Inc. (the “Company”) entered into a Finder’s Agreement (the “Agreement”) with Mr. Ilkka Pouttu (“Pouttu”).  Pursuant to the Agreement Pouttu has been retained on a non-exclusive basis to assist the Company in raising equity for the Company.

The term of the Agreement is one year, unless the parties agree to extend such term.

If the Company consummates a financing transaction with a party identified to it by Pouttu during the term of the Agreement or within six months after the Agreement has expired, the Company will pay Pouttu compensation as follows: (i) cash compensation of two percent of the gross proceeds of the financing and (ii) shares of the Company’s common stock, par value $.001 per share, equal to four percent of the gross proceeds of the financing.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Finder’s Agreement attached to this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 Finder’s Agreement, dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Ilkka Pouttu.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2009	QNECTIVE, INC.

	By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Finder’s Agreement, dated as of April 1, 2009, by and between Qnective, Inc. and Mr. Ilkka Pouttu.